UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 13, 2005

Hawaiian Electric Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

State of Hawaii	1-8503	99-0208097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Hawaiian Electric Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

State of Hawaii	1-4955	99-0040500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

A.	On December 13, 2005, Hawaii Electric Light Company, Inc. (HELCO), an electric utility subsidiary of Hawaiian Electric Company, Inc. (HECO), issued the following news release relating to its plans to file a rate increase application with the Public Utilities Commission of the State of Hawaii (PUC) in the spring of 2006:

HELCO announces plans to seek rate increase in 2006

Rate proposal will increase customer choices and reward those who use less

(Hilo, Hawaii) Hawaii Electric Light Company (HELCO) today notified the Hawaii Public Utilities Commission (PUC) that it intends to file in spring 2006 a request for an electric rate increase. The company is still completing a detailed analysis to determine the amount of the requested increase. Preliminary estimates of the overall request are around 10%, however, it is expected that by using a proposed new tiered rate structure, most residential users would see smaller increases in the range of 3% to 7%.

HELCO’s application will include a number of innovations, including the tiered rate structure, under which residential customers who use smaller amounts of electricity may see only a minimal increase in their monthly electric bills.

Warren Lee, HELCO president, said the upcoming case marks a fundamental transition for HELCO’s future. “With options like wind, biomass, pumped hydro, distributed generation, and more geothermal available, from our point of view, Keahole should be the last fossil fuel power plant on our island. At this time, I can foresee no circumstance under which we would seek to construct a new fossil fuel plant. We now move formally and decisively to make renewable energy, energy efficiency and conservation our future.”

Tiered Rates

“We want to reward customers who use energy wisely,” said Lee. “We will be seeking approval for a new residential rate structure to minimize the increase for those using less. This will help many customers, including the elderly, who are on fixed incomes and can least afford an increase.”

“Further, this structure will encourage customers to take advantage of solar water heating programs and other energy management options. Customers who choose solar water heating will have an opportunity to reduce their own use of electricity, and could actually reduce their bills despite the rate increase.”

The company also plans to ask that all residential customers pay to maintain the system even if they do not live on island all year, in other words, a “minimum bill.” Full-time residents would be largely unaffected by this proposal.

Increasing Customer Choice

“HELCO wants to make solar water heating available to everyone who wants it,” said Lee. The company is looking at larger incentives for solar water heating systems, including possibly purchasing solar water heating units for installation on customer homes.

“One of the places we would most want to move aggressively is the County’s new subdivision at Waikoloa. Those homes are designed to be as energy efficient as possible and we want to help,” he said.

HELCO is also considering additional incentives to assist customers with photovoltaic (PV) systems (which produce electricity from the sun) and is evaluating how to partner with larger customers and the PV industry to install such systems, added Lee.

Reducing Fossil Fuel Dependency

Lee pointed out that the next planned generating unit to provide “firm” (24-hour-available) power for the island will be the last phase of the combined cycle plant at Keahole, which will use waste heat from existing units, and running that particular unit won’t require a single barrel of additional fuel to produce more energy. This unit will also introduce additional pollution control devices and honors a settlement reached with the Kona community. “The Big Island is already a national leader in the use of renewable energy, and if everyone makes the commitment together, we can do more,” said Lee.

Among the significant renewable energy projects underway on the Big Island are the 10 megawatt (MW) Hawi Renewable Development wind farm and the expansion of the Apollo wind farm from 7 MW to about 20 MW. Future projects for firm renewable energy include expansion of and increased output from Puna Geothermal Venture; possibly buying power produced from woodchips; a potential County waste-to-energy plant and pumped storage hydro. Other renewable sources include energy from photovoltaics and, when commercially available, ethanol.

Background and process

The proposed rate increase would pay for improvements made to boost the reliability of Big Island electric service since HELCO’s last rate case in 2000, when it received a 4.86% ($8.3 million) increase. These include transmission and distribution line improvements as well as the two generating units that became commercially available in 2004 at the Keahole power plant in Kona.

“With the Keahole additions, we have stabilized the power situation for the island as a whole, and we have added important energy security for West Hawaii, should it be isolated during an emergency in East Hawaii,” Lee said.

Prior to their completion, 75% of the island’s power generation was located in East Hawaii, while 50% of the demand was on the West side. Today about 75% of West Hawaii’s needs can be served by the Keahole power plant alone, and that will grow to about 85% when the last Keahole unit is added.

Once the company files its formal rate increase request, it will go through an extensive review process by the PUC and the Hawaii Consumer Advocate’s office before any final decision is made. The earliest any increase, if allowed, may go into effect would likely be in early 2007.

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B.	Pension and Other Postretirement Benefits

The following is an update to the pension and other postretirement benefits discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (see “Pension and other postretirement benefits” which is incorporated herein by reference to pages 35 to 37 of HEI’s and HECO’s Form 10-Q for the quarter ended September 30, 2005):

Depending on the 2005 investment experience and interest rates at year-end (measurement date), HEI and HECO could be required to recognize an additional minimum liability at December 31, 2005 as prescribed by Statement of Financial Accounting Standards (SFAS) No. 87, “Employers’ Accounting for Pensions.” The recognition of an additional minimum liability is required if the accumulated benefit obligation exceeds the fair value of plan assets on the measurement date. The recognition of an additional minimum liability would also result in the removal of the prepaid pension asset ($120 million at December 31, 2004, of which $106 million is attributable to the electric utilities) from the Company’s balance sheet. The liability would largely be recorded as a reduction to stockholders’ equity through a noncash charge to accumulated other comprehensive income (AOCI), and would not affect net income for 2005. The additional minimum liability does not apply to other postretirement benefits. Although the Company was not required to make any contributions to the pension plan to meet minimum funding requirements (under the Employee Retirement Income Security Act of 1974) in 2003 and 2004, the Company made pension contributions totaling $66 million ($45 million by the electric utilities, of which $20 million was contributed in 2003 and $25 million in 2004) in part to avoid the risk of a charge to AOCI that could have resulted if the accumulated benefit obligation had exceeded the fair value of plan assets at year-end. Through the first nine months of 2005, the Company contributed $15 million to the retirement benefit ($7 million for pension and $8 million for other postretirement benefit) plans and intends to contribute $2 million to its other postretirement benefit plan by December 31, 2005. The electric utilities have not made any contributions to its pension plan through the first nine months of 2005, and are not planning to make any pension contributions before year-end.

The amount of additional minimum liability and charge to AOCI, if any, to be recorded at December 31, 2005, could be material and will depend upon a number of factors, including the year-end discount rate assumption, asset returns experienced in 2005, any changes to actuarial assumptions or plan provisions, and contributions made by the Company to the plans during 2005. In addition, retirement benefits expense and cash funding requirements could increase in future years depending on the performance of the equity markets and changes in interest rates.

On December 8, 2005, the electric utilities submitted a request to the PUC for approval to record, as a regulatory asset pursuant to SFAS No. 71, “Accounting for the Effects of Certain Types of Regulation”, the amount that would otherwise be charged to stockholder’s equity as required under the provisions of SFAS No. 87 as a result of recording a minimum pension liability on the measurement date, and to allow the electric utilities to continue to maintain in subsequent years, a regulatory asset, for any pension liability that would otherwise be charged to stockholder’s equity. Under such an accounting treatment, if in future years the fair values of the electric utilities’ pension assets exceed their accumulated benefit obligations, the electric utilities would reverse the regulatory assets and associated remaining minimum liabilities. The electric utilities’ prepaid pension asset as of September 30, 2005 was $101 million. Management cannot predict whether the PUC will approve this request, or when a decision will be made.

Forward-Looking Statements

This document may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this document should be read in conjunction with the “Cautionary Statements and Risk Factors that May Affect Future Results” discussion (which is incorporated by reference herein) set forth on page iv of HEI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman	Tayne S. Y. Sekimura
Financial Vice President, Treasurer	Financial Vice President
and Chief Financial Officer	(Principal Financial Officer of HECO)
(Principal Financial Officer of HEI)
Date: December 13, 2005	Date: December 13, 2005

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